Exhibit 10(a)77<?xml:namespace prefix = o ns = "urn:schemas-microsoft-com:office:office" />

 SYSTEM EXECUTIVE CONTINUITY PLAN

OF ENTERGY CORPORATION AND SUBSIDIARIES

(As Amended and Restated Effective January 1, 2009)

Executed:  December 18, 2008

System executive continuity plan

of entergy corporation and subsidiaries

(As Amended and Restated Effective January 1, 2009)

TABLE OF CONTENTS

ARTICLE I -- DEFINITIONS.................................................................................................. - 2 -

ARTICLE II - PARTICIPATION............................................................................................ - 9 -

2.01     Eligible Employees........................................................................................................ - 9 -

2.02     Participation............................................................................................................... - 10 -

2.03     Participant Eligibility for Benefits................................................................................. - 10 -

2.04     Termination of Participation........................................................................................ - 10 -

ARTICLE III - BENEFITS..................................................................................................... - 10 -

3.01     Compensation and Benefit Continuation...................................................................... - 10 -

3.02     Cash Payment............................................................................................................ - 11 -

3.03     Additional Benefits..................................................................................................... - 12 -

3.04     Written Statement Explaining Benefits......................................................................... - 14 -

3.05     Legal Fees and Expenses............................................................................................ - 14 -

3.06     Forfeiture and Repayment of Benefits.......................................................................... - 15 -

3.07     Death of Participant.................................................................................................... - 15 -

3.08     Provisions of Referenced Plans................................................................................... - 15 -

3.09     Benefit Limitation........................................................................................................ - 15 -

3.10     Required Six-Month Delay for Certain Distributions.................................................... - 16 -

ARTICLE IV - SOURCE OF PAYMENTS........................................................................... - 16 -

4.01     Unfunded Plan............................................................................................................ - 16 -

4.02     Employer Liability....................................................................................................... - 16 -

4.03     Establishment of Trust................................................................................................. - 16 -

ARTICLE V - TERMINATION OF BENEFITS.................................................................. - 17 -

5.01     Termination of Benefits............................................................................................... - 17 -

ARTICLE VI - PLAN ADMINISTRATION......................................................................... - 18 -

6.01     Administration of Plan................................................................................................. - 18 -

6.02     Powers of the Administrator....................................................................................... - 18 -

6.03     Reliance on Reports and Certificates........................................................................... - 19 -

6.04     Claims Administration................................................................................................. - 19 -

6.05     Filing Benefit Claims................................................................................................... - 20 -

6.06     Claim of Good Reason or Cause for Termination........................................................ - 20 -

6.07     Denial or Partial Denial of Benefit Claims.................................................................... - 20 -

6.08     Appeal of Claims That Are Denied or Partially Denied................................................ - 20 -

6.09     The Appeal Process................................................................................................... - 21 -

6.10     Judicial Proceedings for Benefits................................................................................. - 21 -

6.11     Code Section 409A Compliance................................................................................ - 21 -

ARTICLE VII - TERMINATION OR AMENDMENT OF THE PLAN............................ - 22 -

7.01     General...................................................................................................................... - 22 -

7.02     Restrictions on Amendment or Termination................................................................. - 22 -

7.03     Successors................................................................................................................. - 22 -

ARTICLE VIII - MISCELLANEOUS................................................................................... - 23 -

8.01     No Mitigation............................................................................................................. - 23 -

8.02     Notices...................................................................................................................... - 23 -

8.03     Gender and Number................................................................................................... - 23 -

8.04     Captions.................................................................................................................... - 23 -

8.05     Severability................................................................................................................ - 23 -

8.06     Controlling Law.......................................................................................................... - 23 -

8.07     No Right to Employment............................................................................................ - 23 -

8.08     Indemnification........................................................................................................... - 24 -

8.09     No Alienation............................................................................................................. - 24 -

8.10     Code Section 409A Compliance................................................................................ - 24 -

SYSTEM EXECUTIVE CONTINUITY PLAN

OF ENTERGY CORPORATION AND SUBSIDIARIES

(As Amended and Restated Effective January 1, 2009)

PURPOSES

The System Executive Continuity Plan of Entergy Corporation and Subsidiaries has as its purposes the advancement of the interests of the Company and its stockholders by encouraging the continued attention and dedication of key members of Entergy's management to their assigned duties, without distraction, in the event of an attempted or actual change in control of Entergy Corporation.  Plan Benefits shall not become due unless and until Entergy Corporation experiences a Change in Control.

The Plan, initially established by Entergy Corporation effective January 1, 2000, was thereafter amended from time to time and was amended and restated in its entirety effective March 8, 2004, to allow only those individuals who were participating in the Plan as of March 8, 2004 to remain eligible to continue participation in the Plan, in accordance with its restated terms and conditions.  The restated Plan was amended from time to time to incorporate certain changes authorized by the Personnel Committee of the Board of Directors of Entergy Corporation, and the Executive Continuity Plan II of Entergy Corporation and Subsidiaries was amended to merge such plan into this Plan, effective December 31, 2008.

The Plan is now hereby further amended and restated in its entirety, effective January 1, 2009, except as otherwise noted, in order to:  (1) incorporate into one restated document all amendments made to this Plan since it was last restated, (2) implement changes required pursuant to and consistent with Code Section 409A, and (3) pursuant to Personnel Committee resolutions adopted at its meeting held on June 16, 2008, recognize automatic Plan enrollment of eligible Participants and the merger of the System Executive Continuity Plan II of Entergy Corporation and Subsidiaries into this Plan, effective December 31, 2008.  Pursuant to changes to the Plan payment provisions, benefit payments commencing on or after January 1, 2009 are governed by this Plan document as amended and restated effective January 1, 2009.  Plan benefit payments commencing prior to January 1, 2009 are governed by the terms of the Plan as they existed prior to this amendment and restatement and are payable pursuant to a fixed schedule as required by, and in accordance with, Code Section 409A.  Between January 1, 2005 and December 31, 2008 the Plan has been operated in accordance with transition relief established by the Treasury Department and Internal Revenue Service pursuant to Code Section 409A.  This amendment and restatement is adopted in conformity with final regulations under Code Section 409A issued by the Treasury Department on April 10, 2007 and effective January 1, 2009.

ARTICLE I – DEFINITIONS

            The following terms shall have the respective meanings hereinafter indicated unless expressly provided herein to the contrary:

1.01          “Administrator” shall mean the Personnel Committee of the Board of Directors, or such other individual or committee as shall from time to time be designated in writing as the administrator of the Plan by the Personnel Committee.  The Administrator shall be the "plan administrator" for the Plan within the meaning of ERISA.  Notwithstanding the foregoing, from and after the date immediately preceding the commencement of a Change in Control Period, the “Administrator” shall mean (a) the individuals (not fewer than three in number) who, on the date six months before the commencement of the Change in Control Period, constitute the Administrator, plus (b) in the event that fewer than three individuals are available from the group specified in clause (a) above for any reason, such individuals as may be appointed by the individual or individuals so available (including for this purpose any individual or individuals previously so appointed under this clause (b)); provided, however, that the maximum number of individuals constituting the Administrator shall not exceed six.  The term “Administrator” shall for Plan administrative purposes include the Entergy Corporation Senior Vice President, Human Resources and Administration, to whom the Personnel Committee has delegated the authority to act on its behalf with respect to all Plan administrative matters.

1.02          “Base Salary” shall mean the Participant’s annual rate of base salary as in effect immediately prior to commencement of a Change in Control Period or, if higher, as in effect at any time within one year immediately prior to the commencement of the Change in Control Period, which shall be calculated exclusive of any bonuses, overtime, or other special payments, but including the amount, if any, the Participant elects to defer under: (a) a cash or deferred arrangement qualified under Code Section 401(k); (b) a cafeteria plan under Code Section 125; (c) the Executive Deferred Compensation Plan of Entergy Corporation and Subsidiaries, or any successor or replacement plan; and (d) any other nonqualified or statutory deferred compensation plan, agreement, or arrangement in which the Participant may hereafter participate or be a party.

1.03          “Beneficiary” shall mean the Surviving Spouse of the Participant or, if the Participant does not have a Surviving Spouse, the Beneficiary shall mean any individual or entity so designated by the Participant, or, if the Participant does not have a Surviving Spouse and does not designate a beneficiary hereunder, or if the designated beneficiary predeceases the Participant, the Beneficiary shall mean the Participant's estate.

1.04          “Benefit Continuation Period” shall mean:

(a)    thirty-six (36) months for Participants at System Management Levels 1 and 2 at the commencement of the Change in Control Period;

(b)   twenty-four (24) months for Participants at System Management Level 3 at the commencement of the Change in Control Period; and

(c)    twelve (12) months for Participants at System Management Level 4 at the commencement of the Change in Control Period.

1.05          "Board of Directors" shall mean the Board of Directors of Entergy Corporation.

1.06          “Cause” shall mean:

(a)    willful and continuing failure by Participant to substantially  perform Participant’s duties (other than such failure resulting from the Participant’s  incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Participant) that has not been cured within thirty (30) days after a written demand for substantial performance is delivered to the Participant by the board of directors of the Employer, which demand specifically identifies the manner in which the board believes that the Participant has not substantially performed the Participant’s duties; or

(b)   the willful engaging by the Participant in conduct which is demonstrably and materially injurious to any System Company, monetarily or otherwise; or

(c)    conviction of or entrance of a plea of guilty or nolo contendere to a felony or other crime which has or may have a material adverse affect on Participant’s ability to carry out Participant’s duties or upon the reputation of any System Company; or

(d)    a material violation by Participant of any agreement Participant has with a System   Company; or

(e)  unauthorized disclosure by Participant of the confidences of any System Company.

For purposes of clauses (a) and (b) of this definition, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s act, or failure to act, was in the best interest of the Employer.

1.07          “Change in Control” shall mean:

(a)    the purchase or other acquisition by any person, entity or group of persons, acting in concert within the meaning of Subsections 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of twenty-five percent (25%) or more of either the shares of common stock outstanding immediately following such acquisition or the combined voting power of Entergy Corporation's voting securities entitled to vote generally and outstanding immediately following such acquisition, other than any such purchase or acquisition in connection with a Non-CIC Merger (defined in Subsection (b) below);

(b)   the consummation of a merger or consolidation of Entergy Corporation, or any direct or indirect subsidiary of Entergy Corporation with any other corporation, other than a Non-CIC Merger, which shall mean a merger or consolidation immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the Board of Directors, or the board of directors of the entity surviving such merger or consolidation, or the board of directors of any parent thereof (unless the failure of such individuals to comprise at least such a majority is unrelated to such merger or consolidation);

(c)    the stockholders of Entergy Corporation approve a plan of complete liquidation or dissolution of Entergy Corporation or there is consummated an agreement for the sale or disposition by Entergy Corporation of all or substantially all of Entergy Corporation’s assets; or

(d)   any change in the composition of the Board of Directors such that during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Entergy Corporation) whose appointment or election by the Board of Directors or nomination for election by Entergy Corporation's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors  at the beginning of such two consecutive year period or whose appointment, election or nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof.

Provided, however, that no Change in Control shall be deemed to occur solely by virtue of (1) the insolvency or bankruptcy of Entergy Corporation; or (2) the transfer of assets of Entergy Corporation to an affiliate of Entergy Corporation, provided such affiliate assumes the obligations of the Plan and agrees to continue uninterrupted the rights of the Participants under the Plan; or (3) the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Entergy Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Entergy Corporation immediately following such transaction or series of transactions.

1.08          "Change in Control Period" shall mean the period commencing on the date of a Potential Change in Control and ending on the earlier of: (a) twenty-four (24) calendar months following the Change in Control event, or (b) the date on which the Change in Control event contemplated by the Potential Change in Control is terminated.

1.09          “Claims Administrator” shall mean the Administrator or its delegate responsible for administering claims for benefits under the Plan.

1.10          “Claims Appeal Administrator” shall mean the Administrator or its delegate responsible for administering appeals from the denial or partial denial of claims for benefits under the Plan.

1.11          “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

1.12          “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.13          "Date of Termination," with respect to any purported termination of Participant’s employment within a Change in Control Period shall mean (a) if Participant’s employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that Participant shall not have returned to the full‑time performance of his duties during such thirty (30) day period), and (b) if Participant's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by Employer, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by Participant, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given.  Notwithstanding anything in this Plan to the contrary, for all purposes of this Plan, a Participant shall not be deemed to have a Date of Termination unless the Participant has incurred a “separation from service” within the meaning of Code Section 409A.

1.14          “Disability” shall be deemed the reason for the termination by Employer of Participant’s employment within a Change in Control Period if, as a result of Participant’s incapacity due to physical or mental illness, Participant shall have been absent from the full‑time performance of Participant’s duties with Employer for a period of six (6) consecutive months, Employer shall have given Participant a Notice of Termination for Disability, and, within thirty (30) days after such Notice of Termination is given, Participant shall not have returned to the full‑time performance of Participant's duties.

1.15          “EAIP” shall mean the Executive Annual Incentive Plan sponsored by Entergy Corporation, or any successor or replacement plan.

1.16          “Effective Date” shall mean, except as otherwise noted, January 1, 2009, the effective date of this amendment and restatement of the Plan.

1.17          “Eligible Employee” shall mean an Employee who satisfies the eligibility requirements of Section 2.01.

1.18          "Employee" shall mean any person who is covered by a System Company’s payroll.

1.19          "Employer" shall mean the System Company with which the Participant is last employed on or before the Participant's termination from System employment.

1.20          “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.21          “Good Reason” shall mean the occurrence, without the Participant’s express written consent, of any of the following events during the Change in Control Period:

(a)    the substantial reduction or alteration in the nature or status of the Participant's duties or responsibilities from those in effect on the date immediately preceding the first day of the Change in Control Period, other than an insubstantial and inadvertent act that is remedied by the System Company employer promptly after receipt of notice thereof given by the Participant and other than any such alteration primarily attributable to the fact that Entergy Corporation may no longer be a public company;

(b)   a reduction of five percent (5%) or more in Participant’s base salary as in effect immediately prior to commencement of a Change in Control Period, which shall be calculated exclusive of any bonuses, overtime, or other special payments, but including the amount, if any, the Participant elects to defer under: (1) a cash or deferred arrangement qualified under Code Section 401(k); (2) a cafeteria plan under Code Section 125; (3) the Executive Deferred Compensation Plan of Entergy Corporation and Subsidiaries, or any successor or replacement plan; and (4) any other nonqualified or statutory deferred compensation plan, agreement, or arrangement in which the Participant may hereafter participate or be a party;

(c)    requiring Participant to be based at a location outside of the continental United States and other than his primary work location as it existed on the date immediately preceding the first day of the Change in Control Period, except for required travel on business of any System Company to an extent substantially consistent with the Participant's present business obligations;

(d)   failure by System Company employer to continue in effect any compensation plan in which Participant participates immediately prior to the commencement of the Change in Control Period which is material to Participant’s total compensation, including but not limited to compensation plans in effect, including stock option, restricted stock, stock appreciation right, incentive compensation, bonus and other plans or any substitute plans adopted prior to the Change in Control Period, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by System Company employer to continue Participant's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Participant’s participation relative to other participants, as existed immediately prior to the Change in Control;

(e)    failure by System Company employer to continue to provide Participant with benefits substantially similar to those enjoyed by Participant under any of the System Company's pension, savings, life insurance, medical, health and accident, or disability plans in which Participant was participating immediately prior to the Change in Control Period, the taking of any other action by System Company employer which would directly or indirectly materially reduce any of such benefits or deprive Participant of any material fringe benefit enjoyed by Participant immediately prior to commencement of the Change in Control Period, or the failure by System Company employer to provide Participant with the number of paid vacation days to which Participant is entitled on the basis of years of service with the System in accordance with the System Company's normal vacation policy in effect at the time of the Change in Control; or

(f)     any purported termination of Participant’s employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 1.23 hereof; for purposes of this Plan, no such purported termination shall be effective in depriving Participant of the right to terminate employment for Good Reason.

Participant’s right to terminate his employment for Good Reason shall not be affected by Participant’s incapacity due to physical or mental illness.  Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason.

1.22          “Key Employee” shall mean one of the following: (a) an officer of the Employer having annual compensation greater than $140,000 (adjusted for inflation pursuant to Code Section 416(i) and limited to the top 50 Employees), (b) a five percent owner of the Employer, or (c) a one percent owner of the Employer having annual compensation from the Employer of more than $150,000, subject to such other determinations made by the Administrator, in its sole discretion, in a manner consistent with the regulations issued under Code Section 409A.

1.23          "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Plan relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Eligible Employee's employment under the provision so indicated.  Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three‑quarters (3/4) of the entire membership of the terminating employer’s board of directors at a meeting of such board of directors which was called and held for the purpose of considering such termination (after reasonable notice to Participant and an opportunity for Participant, together with Participant's counsel, to be heard before that board) finding that, in the good faith opinion of the board, Participant was guilty of conduct set forth in the definition of Cause herein, and specifying the particulars thereof in detail.

1.24          “Participant” shall mean an Eligible Employee who fulfills the requirements for participation in this Plan as set forth in Section 2.02.

1.25          "Personnel Committee" shall mean the Personnel Committee of the Board of Directors.

1.26          "Plan" shall mean this System Executive Continuity Plan of Entergy Corporation and Subsidiaries, generally effective January 1, 2009, and any amendments, supplements or modifications from time to time made hereto in accordance with Sections 7.01 and 7.02.

1.27          “Potential Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(a)    Entergy Corporation or any affiliate or subsidiary company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; or

(b)   the Board of Directors adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has occurred; or

(c)    any System Company or any person or entity publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or

(d)   any person or entity becomes the beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time), either directly or indirectly, of securities of Entergy Corporation representing twenty percent (20%) or more of either the then outstanding shares of common stock of Entergy Corporation or the combined voting power of Entergy Corporation’s then outstanding securities (not including in the calculation of the securities beneficially owned by such person or entity any securities acquired directly from Entergy Corporation or its affiliates).

1.28          “Qualifying Event” shall mean the occurrence of one of the following within the Change in Control Period:

(a)    Participant’s employment is terminated by Employer other than for Cause; or

(b)   Participant terminates his System employment for Good Reason.

            For purposes of this Plan, the following shall not constitute Qualifying Events:  (1) Participant’s death; or (2) Participant becoming Disabled under the terms of the Entergy Corporation Companies’ Benefits Plus Long Term Disability (“LTD”) Plan.  Notwithstanding anything in this Plan to the contrary, for purposes of this Plan a Participant’s employment shall be deemed terminated by the Employer without Cause or by the Participant with Good Reason only if the Participant has incurred a “separation from service” within the meaning of Code Section 409A.

1.29          “Specified Employee” shall mean a Participant who is a Key Employee of the Employer at a time when the Employer or a member of any controlled group of corporations that includes the Employer is publicly traded on an established securities market whether inside or outside the United States.  Whether a Participant is a Specified Employee shall be determined under rules established by the Administrator in accordance with regulations under Code Section 409A.  All determinations by the Administrator with regard to whether a Participant is a Specified Employee shall be final and binding on the Participant for purposes of the Plan.

1.30          "Surviving Spouse" shall mean the person to whom the Participant was legally married as of the date of such Participant's death.

1.31          "System" shall mean Entergy Corporation and all other System Companies, and, except in determining whether a Change in Control has occurred, shall include any successor thereto as contemplated in Section 7.03 of this Plan.

1.32          "System Company" shall mean Entergy Corporation and any corporation eighty percent (80%) or more of whose stock (based on voting power or value) is owned, directly or indirectly, by Entergy Corporation and any partnership or trade or business which is eighty percent (80%) or more controlled, directly or indirectly, by Entergy Corporation, and, except in determining whether a Change in Control has occurred, shall include any successor thereto as contemplated in Section 7.03 of this Plan.

1.33          “System Management Level” shall mean the applicable management level set forth in Section 2.01.

1.34          “Target Award” shall mean the EAIP award amount derived under the EAIP through application of the target percentage established by the Personnel Committee with respect to Participant.

ARTICLE II –PARTICIPATION

2.01     Eligible Employees.  Only active, full-time Employees who on the day immediately preceding the commencement of a Change in Control Period are at one of the following System Management Levels (which constitute a select group of management or highly compensated employees) shall be Eligible Employees under this Plan:

(1)   System Management Level 1 ( Chief Executive Officer and Chairman of the Board of Entergy Corporation);

(2)   System Management Level 2 (Presidents and Executive Vice Presidents within the System);

(3)   System Management Level 3 (Senior Vice Presidents within the System); and

(4)   System Management Level 4 (Vice Presidents within the System).

2.02     Participation.  An Eligible Employee automatically shall become a Participant in the Plan on the date he satisfies the eligibility requirements set forth in Section 2.01.  An Eligible Employee shall cease to be a Participant in this Plan only in accordance with the terms of Sections 2.04 and 5.01.

2.03     Participant Eligibility for Benefits.  Participants in the Plan shall be eligible for Plan benefits under the terms and conditions of the Plan.

2.04     Termination of Participation.

(a)    Prior to Commencement of Change in Control Period.  An individual shall cease to be a Participant in this Plan and thereafter shall not be eligible for any benefits otherwise payable under this Plan if, prior to commencement of the Change in Control Period, for whatever reason (including, but not limited to, death, other loss of active employment status, loss of eligible System Management Level), such individual no longer satisfies the eligibility requirements set forth in Section 2.01.  If such individual thereafter  again becomes an Eligible Employee, he shall at such time automatically again become a Participant in the Plan. An individual also shall cease to be a Participant in the Plan prior to commencement of a Change in Control Period for either reason set forth in Section 5.01(c) or (d).

For purposes of this Plan, an individual who becomes disabled under the terms of the Entergy Corporation Companies’ Benefits Plus Long Term Disability (“LTD”) Plan and prior to commencement of a Change in Control Period shall be deemed to no longer satisfy the eligibility requirements of Section 2.01 upon the commencement of LTD Plan benefit payments to the individual or on his behalf.

(b)   On or After Commencement of Change in Control Period.  An individual shall cease to be a Participant in the Plan on and after the commencement of a Change in Control Period only for one or more of the reasons set forth in Section 5.01 and shall be subject to the benefit cessation, forfeiture and repayment provisions set forth therein.

ARTICLE III – BENEFITS

3.01     Compensation and Benefit Continuation.

(a)    If there should occur a Change in Control and if, within the Change in Control Period, a Participant has a Qualifying Event, Employer shall pay Participant’s full salary to him through the Date of Termination at the rate in effect immediately prior to the Date of Termination or, if higher, the rate in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, together with all additional compensation and benefits payable to Participant through the Date of Termination under the terms and conditions of the Employer’s compensation and benefit plans, programs or arrangements as in effect immediately prior to the Date of Termination or, if more favorable to Participant, as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason.

(b)    If there should occur a Change in Control and if, within the Change in Control Period, a Participant has a Qualifying Event, Employer shall pay to Participant the Participant’s normal post‑termination compensation and benefits as such payments become due.  Such post‑termination compensation and benefits shall be determined under, and paid in accordance with, the Employer’s retirement, insurance and other compensation or benefit plans, programs and arrangements.

(c)    If there should occur a Change in Control and if, within the Change in Control Period, a Participant has a Qualifying Event, then such Participant shall be entitled to receive, subject to the limitation provisions of Section 3.09 and the forfeiture provisions of Section 5.01, the Plan benefits set forth in Sections 3.02 and 3.03 with respect to Participants at his System Management Level.  A Participant’s benefits shall be determined by reference to his System Management Level on the date immediately preceding the commencement of the Change in Control Period.

3.02     Cash Payment.  A Participant satisfying all of the terms and conditions of the Plan for receipt of benefits under this Section 3.02 shall be entitled to receive, in lieu of any further salary payments to the Participant for periods subsequent to the Date of Termination, but subject to the limitation provisions of Sections 3.09 and 3.10 and the forfeiture provisions of Section 5.01, a single-sum cash payment calculated and payable in accordance with the following:

(a)    If Participant is at System Management Level 1 or 2, the total cash benefit amount payable under this Section 3.02 to the Participant shall be equal to three (3) times the sum of:  (1) Participant’s Base Salary or, if higher, Participant’s annual rate of base salary as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason and (2) Participant’s Target Award for the year in which the Change in Control Period commences or, if higher, the year in which the Date of Termination occurs.  The total cash benefit amount computed above shall be paid to Participant as a single-sum distribution not later than the 5th day following the Participant’s Date of Termination.

(b)   If Participant is at System Management Level 3, the total cash benefit amount payable under this Section 3.02 to Participant shall be equal to two (2) times the sum of:  (1) Participant’s Base Salary or, if higher, Participant’s annual rate of base salary as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason and (2) Participant’s Target Award for the year in which the Change in Control Period commences or, if higher, the year in which the Date of Termination occurs. The total cash benefit amount computed above shall be paid to Participant as a single-sum distribution not later than the 5th day following the Participant’s Date of Termination.

(c)    If Participant is at System Management Level 4, the total cash benefit amount payable under this Section 3.02 to Participant shall be equal to the sum of:  (1) Participant’s Base Salary or, if higher, Participant’s annual rate of base salary as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason and (2) Participant’s Target Award for the year in which the Change in Control Period commences or, if higher, the year in which the Date of Termination occurs. The total cash benefit amount computed above shall be paid to Participant as a single-sum distribution not later than the 5th day following the Participant’s Date of Termination.

(d)   Notwithstanding the foregoing, the total cash benefit payable in accordance with this Section 3.02 shall only be paid in a lump sum to the extent consistent with the requirements of Code Section 409A.  For the avoidance of doubt, to the extent that any cash payment pursuant to this Section 3.02 constitutes a substitute for severance otherwise payable over time and subject to the requirements of Code Section 409A, pursuant to a “separation from service” other than a separation from service within twenty-four (24) months following a “change in control” (both as defined for purposes of Code Section 409A), such amounts shall not be paid in a lump sum but instead shall be paid pursuant to the otherwise applicable payment schedule.  However, cash benefits subject to the restrictions under Code Section 409A and payable under this Section 3.02, pursuant to a “separation from service” within 24 months following a “change in control” (both as defined for purposes of Code Section 409A), shall be paid in a lump sum subject to the delay requirements of Section 3.10, to the extent applicable.

3.03     Additional Benefits.  In addition to the benefits set forth in Section 3.02, a Participant satisfying all of the terms and conditions of the Plan for receipt of benefits under this Section 3.03 shall be entitled, subject to the forfeiture provisions of Section 5.01, to the following benefits under the Plan:

(a)  If a Participant would have been entitled to post-retirement medical and dental benefits under the Employer’s medical and dental plans, as in effect immediately prior to a Qualifying Event or, if more favorable to the Participant, as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, had the Participant’s employment terminated at any time on or before the date of his Date of Termination following a Qualifying Event, then the Employer shall make available such post-retirement medical and dental benefits to the Participant and the Participant’s eligible dependents, if applicable, commencing on the Participant’s Date of Termination.  If a Participant is not entitled to post-retirement medical and dental coverage under the Employer’s medical and dental plans as of his Date of Termination, but is entitled to COBRA continuation coverage as a result of such Qualifying Event, then until the earlier of (1) termination of the Participant’s COBRA continuation coverage, or (2) the end of the Participant’s Benefit Continuation Period, the Employer shall pay to the Participant a cash amount at the beginning of each calendar month equal to that portion of any COBRA premiums paid by the Participant for himself and his covered dependents, if applicable, in excess of the amount paid by similarly situated active employees for the same medical and dental coverage. If the Participant would have become entitled to post-retirement medical and dental benefits under the Employer’s medical and dental plans, as in effect immediately prior to the Qualifying Event or, if more favorable to the Participant, as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, had the Participant’s employment terminated at any time during his COBRA continuation coverage period, the Employer shall make available such post-retirement medical and dental benefits to the Participant and the Participant’s eligible dependents, if applicable, commencing on the date on which such coverage would have first become available.

(b)    If any of the payments or benefits received or to be received by a Participant in connection with a Change in Control or the Participant’s termination of employment (whether pursuant to the terms of this Plan or any other plan, arrangement or agreement with a System Company) (all such payments and benefits, excluding the Gross-Up Payment, being hereinafter referred to as the “Total Payments”) will be subject to any excise tax imposed under Code Section 4999 (“Excise Tax”), the Employer shall pay to the Participant an additional amount  (the “Gross-Up Payment”) such that the net amount retained by the Participant, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments.

For purposes of determining the amount of the Gross-Up Payment, the Participant shall be deemed to pay federal income tax and employment taxes at the highest marginal rate of federal income and employment taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Participant’s residence on the Date of Termination (or if there is no Date of Termination, then the date on which the Gross-Up Payment is calculated for purposes of this Subsection 3.03(b)), net of the maximum reduction in federal income taxes that may obtained from the  deduction of such state and local taxes.

All determinations to be made under this Subsection 3.03(b) shall be made by an independent public accounting firm selected by Entergy Corporation (the “Outside Accountants”) immediately prior to the Change in Control Period.  For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax:

(1)  all of the Total Payments shall be treated as “parachute payments” (within the meaning of Code Section 280G(b)(2)) unless, in the opinion of tax counsel (“Tax Counsel”), selected by the Outside Accountants and reasonably acceptable to the Participant, such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Code Section 280G(b)(4)(A);

 (2) all “excess parachute payments” (within the meaning of Code Section 280G(b)(1)) shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of Code Section 280G(b)(4)(B)) in excess of the “Base Amount” (within the meaning of Code Section 280G(b)(3)) allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax; and

 (3) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Outside Accountants in accordance with the principles of Code Section 280G(d)(3) and (4).

In the event that the Excise Tax is finally determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Employer shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Participant with respect to such excess) within five (5) business days following the time that the amount is remitted to the applicable tax authority by the Participant and the Participant notifies the Employer. The Participant and the Employer shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

The payments provided in this Subsection 3.03(b) shall be made not later than the 5th day following the Date of Termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Employer shall pay to the Participant on such day an estimate, in accordance with this Subsection 3.03(b), of the minimum amount of such payments to which the Participant is clearly entitled and shall pay the remainder of such payments in the form of reimbursements to the Participant which shall be made within five (5) business days following the time that the amount is remitted to the applicable tax authority by the Participant and the Participant notifies the Employer.

3.04     Written Statement Explaining Benefits.  At the time that payments under Sections 3.02 and 3.03 commence, the Administrator shall provide the Participant with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Employer or the Administrator has received from Tax Counsel, the Outside Accountants or other advisors or consultants, and any such opinions or advice which are in writing shall be attached to the statement.

3.05     Legal Fees and Expenses.  On or after the commencement of a Change in Control Period, the Employer shall also pay to the Participant all legal fees and expenses incurred by the Participant in disputing in good faith any issue hereunder relating to the termination of the Participant’s employment, in seeking in good faith to obtain or enforce any benefit or right provided by this Plan or in connection with any tax audit or proceeding to the extent attributable to the application of Code Section 4999 to any payment or benefit provided hereunder.  Such payments shall be made within five (5) business days after delivery of the Participant’s written requests for payment accompanied with such evidence of fees and expenses incurred as the Employer  reasonably may require; provided, however, that in no event shall any such payments be made later than the last day of the Participant's taxable year following the taxable year in which the fee or expense was incurred.

3.06     Forfeiture and Repayment of Benefits.  The benefits that become payable or in which Participant vests solely upon a Change in Control shall nonetheless be subject to forfeiture and repayment under the conditions outlined in Section 5.01 of this Plan.

3.07     Death of Participant.  If Participant should die after the occurrence of Participant’s Qualifying Event, but prior to receiving all amounts to which he became entitled to receive under Section 3.02, then all remaining amounts owed to Participant shall be paid in accordance with the terms of this Plan to his Beneficiary.

3.08     Provisions of Referenced Plans.  To the extent this Plan references or incorporates provisions of any other System Company plan and (a) such other plan is amended, supplemented, modified or terminated during the two-year period commencing on the date of a Potential Change in Control, (b) the Change in Control event contemplated by the Potential Change in Control is not terminated, and (b) such amendment, supplementation, modification or termination adversely affects any benefit under this Plan, whether it be in the method of calculation or otherwise, then for purposes of determining benefits under this Plan, the Administrator shall rely upon the version of such other plan in existence immediately prior to any such amendment, supplementation, modification or termination, unless such change is agreed to in writing and signed by the affected Participant and by the Administrator, or by their legal representatives and successors.

3.09     Benefit Limitation.  Notwithstanding any provision of this Plan to the contrary and except for those named Participants in the immediately following sentence to whom this Section 3.09 does not apply, the value of the benefits payable to a Participant under the terms of Section 3.02 shall not in the aggregate exceed 2.99 times the sum of: (a) Participant’s annual base salary as in effect at any time within one year prior to commencement of a Change in Control Period or, if higher, immediately prior to a circumstance constituting Good Reason plus (b) the higher of: (i) the annual incentive award actually awarded to the Participant under the EAIP for the fiscal year of Entergy Corporation immediately preceding the fiscal year in which the Participant’s termination of employment occurs; (ii) the Target Award for such Participant for the fiscal year of Entergy Corporation in which the Participant’s termination of employment occurs; or (iii) the Target Award for such Participant for the fiscal year of Entergy Corporation in which the Change in Control Period commences.  The benefit limitation set forth in this Section 3.09 shall not apply to the following named Participants for as long as they continuously remain a Participant in the Plan at their current or higher System Management Level:  Curtis L. Hebert, Gary J. Taylor, Robert D. Sloan and Mark T. Savoff.

3.10     Required Six-Month Delay for Certain Distributions.  Notwithstanding any Plan provision to the contrary, no Plan benefits shall be paid to a Participant who is a Specified Employee at the time of his “separation from service” (within the meaning of Code Section 409A) until the earlier of the Participant’s death or six months following the Participant’s “separation from Service.”  If distribution is delayed pursuant to this Section 3.10, the delayed distribution amount shall be credited with investment returns during the period of delay as if such amount were invested in the T. Rowe Price Stable Income Fund or such other investment fund as from time-to-time may be designated in advance and in writing by the Administrator.  Immediately following the six-month delay period, the full amount of the Participant’s delayed distribution amount, including investment returns deemed credited pursuant to this Section 3.10, shall be distributed in a single-sum payment to the Participant.  Any payments that are delayed pursuant to this Section shall be paid by the Employer in the seventh month after the date the Participant separates from service.

ARTICLE IV – SOURCE OF PAYMENTS

4.01     Unfunded Plan. All rights of a Participant, Beneficiary or any other person or entity having or claiming a right to payments under this Plan shall be entirely unfunded, and nothing in this Plan shall be construed to give such person or entity any right, title, interest, or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever, owned by a System Company, or in which a System Company may have any right, title or interest now or in the future.  However, the Participant, Beneficiary or any other such person or entity shall have the right to enforce his claim against the Employer or any other System Company in the same manner as any other unsecured creditor of such System Company.

4.02     Employer Liability.  At its own discretion, a System Company may purchase such insurance or annuity contracts or other types of investments as it deems desirable in order to accumulate the necessary funds to provide for the future benefit payments under the Plan.  However, (a) a System Company shall be under no obligation to fund the benefits provided under this Plan; (b) the investment of  System Company funds credited to a special account established hereunder shall not be restricted in any way; and (c) such funds may be available for any purpose the System Company may choose.  Nothing stated herein shall prohibit a System Company from adopting or establishing a trust or other means as a source for paying any obligations created hereunder provided, however, any and all rights that any such Participants shall have with respect to any such trust or other fund shall be governed by the terms thereof.

4.03     Establishment of Trust.  Notwithstanding any provisions of this Article IV to the contrary, within thirty (30) days following the date of a Change in Control, each System Company shall make a single irrevocable lump sum contribution to the Trust for Deferred Payments of Entergy Corporation and Subsidiaries (“Trust”) pursuant to the terms and conditions described in such Trust, but only to the extent consistent with the requirements of Code Section 409A.  Each System Company’s contribution shall be in an amount equal to the total amount of additional benefits payable to such System Company’s Plan Participants in accordance with the provisions of Section 3.02 of the Plan.  Notwithstanding the foregoing in this Section to the contrary, a System Company may make contributions to the Trust prior to a Change in Control in such amounts as it shall determine in its complete discretion.  The Trust is intended as a “grantor” trust under the Internal Revenue Code and the establishment and funding of such Trust is not intended to cause Participants to realize current income on amounts contributed thereto, and the Trust shall be so interpreted.

ARTICLE V – TERMINATION OF BENEFITS

5.01     Termination of Benefits.  Notwithstanding any provision of this Plan to the contrary, upon the occurrence of one or more of the following events, an individual shall immediately cease to be a Participant hereunder and no Plan benefits shall be payable to him, and, where indicated below, such individual shall immediately repay any Plan benefits previously received by him:

(a)    Participant accepts employment with a System Company;

(b)   without Employer permission, Employee removes, copies, or fails to return if he or she has already removed, any property belonging to one or all of the System Companies, including, but not limited to, the original or any copies of any records, computer files or disks, reports, notes, documents, files, audio or video tapes, papers of any kind, or equipment provided by any one or all of the System Companies or created using property of or for the benefit of one or all of the System Companies;

(c)    during Participant’s employment and thereafter, other than as authorized by a System Company or as required by law or as necessary for the Participant to perform his duties for a System Company employer, Participant shall disclose to any person or entity any non-public data or information concerning any System Company, in which case Participant shall be required to repay any Plan benefits previously received by him.  Disclosure of information pursuant to subpoena, judicial process, or request of a governmental authority shall not be deemed a violation of this provision, provided that Participant gives the System Company immediate notice of any such subpoena or request and fully cooperates with any action by System Company to object to, quash, or limit such request; or

(d)   Participant engages in any employment (without the prior written consent of his last System Company employer) either individually or with any person, corporation, governmental agency or body, or other entity in competition with, or similar in nature to, any business conducted by any System Company at any time within the Applicable Period (as defined below) and commencing upon termination of employment, where such competing employer is located in, or servicing in any way customers located in, those parishes and counties in which any System Company services customers during such Applicable Period, in which case Participant shall be required to repay any Plan benefits previously received by him.  For purposes of this Section 5.01 (d), Applicable Period shall mean:

(1)   twenty-four (24) months for Participants at System Management Levels 1 and 2 at the commencement of the Change in Control Period, provided, however, that the twenty-four month Applicable Period shall be extended to thirty-six (36) months if otherwise permissible under applicable law;

(2)   twenty-four (24) months for Participants at System Management Level 3 at the commencement of the Change in Control Period; and

(3) twelve (12) months for Participants at System Management Level 4 at the commencement of the Change in Control Period.

However, if the stated Applicable Periods described herein shall be impermissible under applicable law, then the Applicable Period for purposes of this Plan shall be the maximum time period allowed under applicable law for breach of a covenant not to compete to cause a forfeiture of non-qualified plan benefits otherwise payable.

ARTICLE VI – PLAN ADMINISTRATION

6.01     Administration of Plan.  The  Administrator shall operate and administer the Plan and, as such, shall have the authority as Administrator to exercise the powers and discretion conferred on it by the Plan, including the right to delegate any function to a specified person or persons.  The Administrator shall discharge its duties for the exclusive benefit of the Participants and their Beneficiaries.   The Plan is intended to satisfy the requirements of Section 409A of the Code and the Administrator shall interpret the Plan and exercise the power and discretion conferred under the Plan in a manner that is at all times consistent with the requirements of Code Section 409A, to the extent that benefits under the plan are subject to the requirements of Code Section 409A.

6.02     Powers of the Administrator.  The Administrator and any of its delegates shall administer the Plan in accordance with its terms and shall have all powers, authority, and discretion necessary or proper for such purpose.  In furtherance of this duty, the Administrator shall have the sole and exclusive power and discretion to make factual determinations, construe and interpret the Plan, including the intent of the Plan and any ambiguous, disputed or doubtful provisions of the Plan.  All findings, decisions, or determinations of any type made by the Administrator, including factual determinations and any interpretation or construction of the Plan, shall be final and binding on all parties and shall not be disturbed unless the Administrator’s decisions are arbitrary and capricious.  The Administrator shall be the sole judge of the standard of proof required in any claim for benefits and/or in any question of eligibility for a benefit.  By way of example, the Administrator shall have the sole and exclusive power and discretion:

(a)      to adopt such rules and regulations as it shall deem desirable or necessary for the administration of the Plan on a consistent and uniform basis;

(b)      to interpret the Plan including, without limitation, the power to use Administrator’s sole and exclusive discretion to construe and interpret (1) the Plan, (2) the intent of the Plan, and (3) any ambiguous, disputed or doubtful provisions of the Plan;

(c)      to determine all questions arising in the administration of the Plan including, but not limited to, the power and discretion to determine the rights or eligibility of any Employee, Participant, Beneficiary or other claimant to receive any benefit under the Plan;

(d)      to require such information as the Administrator may reasonably request from any Employee, Participant, Beneficiary or other claimant as a condition for receiving any benefit under the Plan;

(e)      to grant and/or deny any and all claims for benefits, and construe any and all issues of Plan interpretation and/or fact issues relating to eligibility for benefits;

(f)        to compute the amount of any benefits payable under the Plan;

(g)      to execute or deliver any instrument or make any payment on behalf of the Plan;

(h)      to employ one or more persons to render advice with respect to any of the Administrator's responsibilities under the Plan;

(i)        to direct the Employer concerning all payments that shall be made pursuant to the terms of the Plan; and

(j)        to make findings of fact, to resolve disputed fact issues, and to make determinations based on the facts and evidence contained in the administrative record developed during the claims review procedure.

For any acts not specifically enumerated above, when applying, construing, or interpreting any and all Plan provisions and/or fact questions presented in claims for benefits, the Administrator shall have the same discretionary powers as enumerated above.

6.03     Reliance on Reports and Certificates.  The Administrator  may rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by an actuary, accountant, counsel or other person who may from time to time be employed or engaged for such purposes.

6.04     Claims Administration.  The Administrator may appoint and, in its sole discretion, remove a Claims Administrator and/or Claims Appeal Administrator to administer claims for benefits under the Plan in accordance with its terms, and, pursuant to Section 6.02, such delegates shall have all powers, authority, and discretion necessary or proper for such purpose.  In the absence of such appointment, the Administrator shall be the Claims Administrator and Claims Appeal Administrator.

6.05     Filing Benefit Claims.  Any claim asserting entitlement to a benefit under the Plan must be asserted within ninety (90) days after the event giving rise to the claim by sending written notice of the claim to the Claims Administrator.  The written notice of the claim must be accompanied by any and all documents, materials, or other evidence allegedly supporting the claim for benefits.  If the claim is granted, the claimant will be so notified in writing by the Claims Administrator.

6.06     Claim of Good Reason or Cause for Termination.  For purposes of any determination regarding the existence of Good Reason or Cause for termination during a Change in Control Period, any position taken by the Participant shall be presumed correct unless Employer establishes to the Administrator by clear and convincing evidence that such position is not correct.

6.07     Denial or Partial Denial of Benefit Claims.  If the Claims Administrator denies a claim for benefits in whole or part, the Claims Administrator shall notify the claimant in writing of the decision within ninety (90) days after the Claims Administrator has received the claim.  In the Claim Administrator's sole discretion, the Claims Administrator may extend the time to decide the claim for an additional ninety (90) days, by giving written notice of the need for such an extension any time prior to the expiration of the initial ninety-day period.  The Claims Administrator, in its sole discretion, reserves the right to request specific information from the claimant, and reserves the right to have the claimant examined or tested by person(s) employed or compensated by the Employer.  If the claim is denied or partially denied, the Claims Administrator shall provide the claimant with written notice stating:

(a)    the specific reasons for the denial of the claim (including the facts upon which the denial was based) and reference to any pertinent plan provisions on which the denial is based;

(b)    if applicable, a description of any additional material or information necessary for claimant to perfect the claim and an explanation of why such material or information is necessary; and

(c)     an explanation of the claims review appeal procedure including the name and address of the person or committee to whom any appeal should be directed.

6.08     Appeal of Claims That Are Denied or Partially Denied.  The claimant may request review of the Claims Administrator’s denial or partial denial of a claim for Plan benefits.  Such request must be made in writing within sixty (60) days after claimant has received notice of the Claims Administrator’s decision and shall include with the written request for an appeal any and all documents, materials, or other evidence which claimant believes supports his or her claim for benefits.  The written request for an appeal, together with all documents, materials, or other evidence which claimant believes supports his or her claim for benefits should be addressed to the Claims Administrator, who will be responsible for submitting the appeal for review to the Claims Appeal Administrator.

6.09     The Appeal Process.  The Claims Administrator will submit the appeal to the Claims Appeal Administrator for review of the denial or partial denial of the claim.  Within sixty (60) days after the receipt of claimant’s appeal, claimant will be notified of the final decision of the Claims Appeal Administrator, unless, in the Claims Appeal Administrator’s sole discretion, circumstances require an extension of this period for up to an additional sixty (60) days.  If such an extension is required, the Claims Appeal Administrator shall notify claimant of this extension in writing before the expiration of the initial 60-day period.  During the appeal, the Claims Appeal Administrator, in its sole discretion, reserves the right to request specific information from the claimant, and reserves the right to have the claimant examined or tested by person(s) employed or compensated by the Employer.  The final decision of the Claims Appeal Administrator shall set forth in writing the facts and plan provisions upon which the decision is based.  All decisions of the Claims Appeal Administrator are final and binding on all employees, Participants, their Beneficiaries, or other claimants.

6.10     Judicial Proceedings for Benefits.  No claimant may file suit in court to obtain benefits under the Plan without first completely exhausting all stages of this claims review process.  In any event, no legal action seeking Plan benefits may be commenced or maintained against the Plan more than ninety (90) days after the Claims Appeal Administrator’s decision on appeal.

6.11     Code Section 409A Compliance.  This Plan shall be governed by and subject to the requirements of Code Section 409A and shall be interpreted and administered in accordance with that intent.  If any provision of this Plan would otherwise conflict with or frustrate this intent, that provision will be interpreted and deemed amended so as to avoid the conflict.  The Administrator reserves the right to take any action it deems appropriate or necessary to comply with the requirements of Code Section 409A and may take advantage of such transition rules under Code Section 409A as it deems necessary or appropriate. For purposes of the limitations on nonqualified deferred compensation under Code Section 409A, each payment of compensation under this Plan shall be treated as a separate payment of compensation for purposes of applying the Code Section 409A deferral election rules and the exclusion from Code Section 409A for certain short-term deferral amounts.  Any amounts payable under this Plan solely on account of an involuntary separation from service within the meaning of Code Section 409A shall be excludible from the requirements of Code Section 409A, either as involuntary separation pay or as short-term deferral amounts (e.g., amounts payable under the schedule prior to March 15 of the calendar year following the calendar year of involuntary separation) to the maximum possible extent.  Further, any reimbursements or in-kind benefits provided under this Plan that are subject to Code Section 409A shall be made or provided in accordance with the requirements of Code Section 409A, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the period of time specified, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year, (iii) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

ARTICLE VII – TERMINATION OR AMENDMENT OF THE PLAN

7.01     General.  The Board of Directors or the Personnel Committee shall have the right, in its absolute discretion and consistent with the requirements of Code Section 409A, at any time and from time to time, to modify or amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely, subject to the provisions of Section 7.02 hereof.  Any such action shall be evidenced by the minutes of the Board of Directors or the Personnel Committee or a written certificate of amendment or termination executed by any person or persons so authorized by the Board of Directors or the Personnel Committee. The provisions of this Article <?xml:namespace prefix = st1 ns = "urn:schemas-microsoft-com:office:smarttags" />VII shall survive a termination of the Plan unless such termination is agreed to by the Participants.

7.02     Restrictions on Amendment or Termination.  Any amendment or modification to, or the termination of, the Plan shall be subject to the following restrictions:

(a)    No amendment, modification, suspension or termination of the Plan may reduce the amount of benefits of any Participant or Beneficiary then receiving benefits in accordance with the terms of Article III, unless such modification is agreed to in writing and signed by the affected Participant or Beneficiary and by the Plan Administrator, or by their legal representatives and successors; and

(b)   Unless agreed to in writing and signed by the affected Participant and by the Plan Administrator, no provision of this Plan may be modified, waived, or discharged before the earlier of: (i) the expiration of the two-year period commencing on the date of a Potential Change in Control, or (ii) the date on which the Change in Control event contemplated by the Potential Change in Control is terminated.

7.03     Successors.  A System Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of its business and/or assets to expressly assume and agree to perform this Plan in the same manner and to the same extent that the System Employer would be required to perform it if no such succession had taken place.  If the System Employer fails to obtain such assumption and agreement prior to the effectiveness of any such succession, then the System Employer shall be liable for payment of all Plan benefits to which Participants are entitled upon their Separation from Service.  Any successor or surviving entity that assumes or otherwise adopts this Plan as contemplated in this Section 7.03 shall succeed to all the rights, powers and duties of the Employer and the Board of Directors hereunder, subject to the restrictions on amendment or termination of the Plan as set forth in Section 7.02.

ARTICLE VIII – MISCELLANEOUS

8.01     No Mitigation.  If the Participant’s employment with his Employer terminates during a Change in Control Period, the Participant is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Participant by the Employer pursuant to Article III.  Further, the amount of any payment or benefit provided for under this Plan shall not be reduced by any compensation earned by the Participant as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Participant to the System, or otherwise.

8.02     Notices.  Every notice authorized or required by the Plan shall be deemed delivered to the Administrator on the date it is personally delivered to the Administrator or three business days after it is sent by registered mail, postage prepaid, and properly addressed to Entergy Services, Inc., Total Rewards, Attention: Plan Administrator, System Executive Continuity Plan, 639 Loyola Avenue, 14th Floor, New Orleans, Louisiana 70113 and shall be deemed delivered to a Participant on the date it is personally delivered to him or three business days after it is sent by registered or certificate mail, postage prepaid, addressed to him at the last address shown for him on the records of his System Company employer.

8.03     Gender and Number.  The masculine pronoun whenever used in the Plan shall include the feminine.  Similarly, the feminine pronoun whenever used in the Plan shall include the masculine as the context or facts may require.  Whenever any words are used herein in the singular, they shall be construed as if they were also used in the plural in all cases where the context so applies.

8.04     Captions.  The captions of this Plan are not part of the provisions of the Plan and shall have no force and effect.

8.05     Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

8.06     Controlling Law  The administration of the Plan, and any Trust established thereunder, shall be governed by applicable federal law, including ERISA, to the extent applicable, and to the extent federal law is inapplicable, the laws of the State of Delaware, without regard to the conflict of law principles of any state. Any persons or corporations who now are or shall subsequently become parties to the Plan shall be deemed to consent to this provision.

8.07     No Right to Employment.  This Plan does not confer nor shall be construed as creating an express or implied contract of employment.

8.08     Indemnification.  To the extent not covered by insurance, or if there is a failure to provide full insurance coverage for any reason, and to the extent permissible under applicable laws and regulations, the System employers agree to hold harmless and indemnify the Administrator, its members and its employee delegates against any and all claims and causes of action by or on behalf of any and all parties whomsoever, and all losses therefrom, including, without limitation, costs of defense and attorneys’ fees, based upon or arising out of any act or omission relating to or in connection with the Plan and Trust other than losses resulting from any such person’s fraud or willful misconduct.

8.09     No Alienation.  The benefits provided hereunder shall not be subject to alienation, assignment, pledge, anticipation, attachment, garnishment, receivership, execution or levy of any kind, including liability for alimony or support payments, and any attempt to cause such benefits to be so subjected shall not be recognized, except to the extent as may be required by law.

8.10     Code Section 409A Compliance.  The Plan is intended to comply with the requirements of Section 409A of the Code and regulations thereunder. Any provision of this document that is contrary to the requirements of Code Section 409A and the regulations thereunder shall be null, void and of no effect and the Administrator shall interpret the document consistent with the requirements of Code Section 409A, which shall govern the administration of the Plan in the event of any conflict between Plan terms and the requirements of Code Section 409A and the regulations thereunder.

IN WITNESS WHEREOF, the Personnel Committee of the Board of Directors of Entergy Corporation has caused this Amendment and Restatement of the System Executive Continuity Plan of Entergy Corporation and Subsidiaries, effective January 1, 2009,  to be executed by its duly authorized officer on this 18th day of December, 2008.

ENTERGY CORPORATION

PERSONNEL COMMITTEE

through the undersigned duly authorized representative

/s/ Terry R. Seamons

      TERRY R. SEAMONS

                                                            Senior Vice-President,

                                                            Human Resources and Administration